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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT ("Employment Agreement") dated as of January 1, 1999, by and among Sybarite Interactive Inc., a Delaware corporation (the "Company"), and Robert LoCascio (the "Employee").

                                   WITNESSETH:

                  WHEREAS, the employee is currently employed by the Company and serves as President of the Company; and

                  WHEREAS, the Company desires to induce the Employee to continue in the employ of the Company for the period provided in this Agreement, and the Employee is willing to accept such employment with the Company on a full-time basis, all in accordance with the terms and conditions set forth below;

                  NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

                  1. EMPLOYMENT. (a) The Company hereby employs the Employee, and the Employee hereby accepts such employment with the Company, for the period set forth in Section 2 hereof, all upon the terms and conditions hereafter set forth.

                  (b) The Employee affirms and represents that he is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, the Employee's acceptance of employment hereunder with the Company, the employment of the Employee by the Company, or the Employee's undertakings under this Agreement.

                  2. TERM OF EMPLOYMENT. (a) Unless (i) earlier terminated as hereinafter provided or (ii) extended as provided in Section 2 (b) below, the term of the Employee's employment under this Agreement shall be for a period beginning on the date hereof and ending on January 1, 2002 (such period from the date hereof until January 1, 2002 or, if the Employee's employment hereunder is earlier terminated or extended as provided herein, such shorter or longer period, as the case may be, being hereinafter called the "Employment Term").

                  (b) The Employment Term shall be extended automatically on each of January 1, 2002 and January 1, 2003 (the "Extension Date") for an additional one-year period unless the Company or Employee gives notice to the other party hereto not less than 120 days prior to the Extension Date of its or his election not to extend the Employment Term, in which event the Employment Term shall terminate on such Extension Date.

                  (c) In the event that the Employee continues in the full-time employ of the Company after the end of the Employment Term (it being expressly understood and agreed that the Company does not now, not hereafter shall have, any obligation to continue the Employee in


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its employ whether or not on a full-time basis, after said Employment Term ends), then, unless otherwise expressly agreed to by the Employee and the Company in writing, the Employee's continued employment by the Company shall, notwithstanding anything to the contrary expressed or implied herein, be terminable by the Company at will, but shall in all other respects be subject to the terms and conditions of this Agreement.

                  3. DUTIES. The employee shall be employed as President of the Company, and shall perform such duties as he currently performs or such other duties as the Board of Directors of the Company shall from time to time determined, subject to the prior consent of the Employee. The Employee shall perform his duties at such places and times as the Board of Directors of the Company may reasonably prescribe. Except as may otherwise be approved in advance by the Board of Directors of the Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Employee shall devote his full time throughout the Employment Term to the services required of him hereunder. The Employee shall render his services exclusively to the Company during the Employment Term and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company and its subsidiaries in a manner consistent with the duties of this position.

                  4. SALARY AND BONUS. (a)SALARY. As compensation for the performance by the Employee of the services to be performed by the Employee hereunder during the Employment Term, the Company shall pay the Employee a base salary at the annual rate of not less than One Hundred Twenty-Five Thousand Dollars ($125,000) (said amount, together with any incremental increases thereto as may be determined from time to time by the Board of Directors of the Company in its sole discretion, being hereinafter referred to as the "Salary"). Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices, except as shall otherwise be mutually agreed to by the Employee and the Board of Directors of the Company.

                  (b) BONUS. The Employee shall also be eligible for bonus compensation up to an amount of Fifty-Thousand Dollars ($50,000) (the "Bonus") in respect of each fiscal year (or portion thereof) occurring during the Employment Term as may be determined annually by the Board of Directors of the Company based upon the achievement of performance objectives to be determined by mutual agreement of the Employee and the Board of Directors of the Company.

                  (c) WITHHOLDING, ETC.The payment of any Salary and Bonus hereunder shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's the Employee benefit plans.

                  5. BENEFITS. During the Employment Term, the Employee shall:

                  (a) be eligible to participate in all the Employee fringe benefits and any pension and/or profit sharing plans that may be provided by the Company for its key executives


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the Employees in accordance with the provisions of any such plans, as the same may be in effect on and after the date hereof;

                  (b) be eligible to participate in any medical and health plans or other the Employee welfare benefit plans that may be provided by the Company for its key executive the Employee in accordance with the provisions of any such plans, at the same may be in effect on and after the date hereof;

                  (c) be entitled to annual paid vacation in accordance with the Company policy that may be applicable on and after the date hereof to key the Employees.

                  (d) be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable on and after the date hereof to key executive the Employees; and

                  (e) be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by the Employee in the performance of his duties hereunder in accordance with the Company's policies applicable (on and after the date hereof) thereto.

                  6. CONFIDENTIAL INFORMATION. The Company and the Employee acknowledge the provisions of the confidentiality Agreement dated as of January 8, 1999, between the Company and the Employee, the provisions of which are incorporated herein in their entirety.

                  7. TERMINATION. (a) The Employee's employment hereunder shall be terminated upon the occurrence of any of the following:

               (i) death of the Employee;

               (ii) termination of the Employee's employment hereunder by the Company because of the Employee's inability to perform his duties on account of disability or incapacity for a period of one hundred eighty
         (180) or more days, whether or not consecutive, occurring within any period of twelve (12) consecutive months;

               (iii) termination of the Employee's employment hereunder by the Company at any time "for cause" (as defined below), such termination to take effect immediately upon written notice from the Company to the Employee;

               (iv) termination of the Employee's employment hereunder by the Company at any time, other than termination by reason of disability or incapacity as contemplated by clause (ii) above or termination by the Company "for cause" as contemplated by clause (iii) above or termination by reason of liquidation, dissolution or shutdown of the business then conducted by the Company as contemplated by clause (v) below;

               (v) termination of the Employee's employment hereunder by reason of the liquidation or dissolution of the Company or other shutdown of the business then


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         conducted by the Company other than as a result of a Change of Control
         (as hereinafter define); and

               (vi) termination of the Employee's employment hereunder by the Employee for Good Reason (as defined below), provided, however, that the Employee shall have provided the Company written notice of his desire to terminate for Good Reason under this clause (vi) within thirty (30) days following the occurrence of the event constituting Good Reason, such termination to take effect upon not less than thirty
         (30) days' advance written notice by the Employee to the Company.

                  The following actions, failures or events by or affecting the Employee shall constitute "cause" for termination within the meaning of clause
(iv) above: (i) an act or acts of dishonesty, moral turpitude or intentional felonious behavior which are materially detrimental to the Company and/or its Affiliates, (ii) failure by the Employee to obey the reasonable and lawful orders of the Board of Directors, (iii) gross negligence by the Employee in the performance of, or willful disregard by the Employee of his obligations hereunder, or (iv) a conviction of the Employee (including entry of a guilty or nolo contendre plea) of a crime involving fraud, dishonesty or moral turpitude or a felony.

                  The following events affecting the Employee shall constitute "Good Reason" within the meaning of clause (vi) above: (i) if the Employee, at any time during the Employment Term (except during a period of disability or incapacity as contemplated in clause (ii) or paragraph 7 above), has suffered a material change or diminution in duties and responsibilities from those contemplated under Section 3 above, (ii) if the Board of Directors of the Company shall at any time during the Employment Term reduce the Salary or Bonus to which the Employee is entitled under this Employment Agreement, (iii) if the Company shall consummate a sale of all or substantially all of its assets to a third party (other than in connection with a plan of liquidation, winding up or dissolution of the Company) and such third party shall not assume the obligations of the Company under this Employment Agreement or (iv) if the Employee shall be relocated by the Company or a successor thereto to a location outside the New York Metropolitan area.

         For purposes of this Employment Agreement, a "Change of Control" shall mean the happening of any of the following:

                  (A) the acquisition by any person or group deemed a person under Sections 3 (a) (9) and 13 (d) (3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, if such person or group deemed a person was not a beneficial owner of at least five percent (5%) of such


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                        total combined voting power of the Company on the date
                        of this Employment Agreement (provided that the equity financing with Dawntreader L.P. and certain other investors contemplated by the letter of intent dated December 10, 1998, shall not constitute a Change of Control for purposes of this Agreement);

                  (B) an action or event as a result of which either (x) a majority of the members of the Board of Directors shall consist of persons who were not members of the Board of Directors prior to such action or event or (y) the right to designate a majority of the members of the Board of Directors shall belong to a person or group (as defined under clause (A) above) that was not entitled prior to such action or event to designate a majority of the members of the Board of Directors;

                  (C) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholder to 50% or more of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

                  (D) the sale of all or substantially all of the assets of the Company (other than in connection with a plan of liquidation, winding up or dissolution of the Company).

                  (b) (1) In the event that the Employee's employment is terminated pursuant to clause (iv) or (vi) of paragraph 7 (a) above at any time during the Employment Term then, as severance pay or liquidated damages or both, the Company shall pay to the Employee the amount of (x) Salary, if any, that the Employee would have been entitled to receive pursuant to Section 4 hereof from the date of termination had the Employee's employment not been so terminated until twelve (12) months following the date of such termination and (y) the pro rata portion of Bonus, if any, the Employee would have been entitled to receive with respect to the applicable fiscal year pursuant to Section 4 up to the date of termination. Any amounts payable under clauses (x) and (y) above shall be paid by the Company in three (3) equal monthly installments, with the first installment payable within 30 days after the date of termination.

                  (2) Except as required by applicable law, the payments set forth in the first sentence of this paragraph 7 (b) with respect to the events of termination of employment set forth therein shall represent the entire obligation of the Company and its Affiliates to make payments


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to the Employee or on his behalf upon the Employee's cessation of employment, other than (i) such amounts, if any, of his Salary and Bonus as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts which may be then otherwise payable to the Employee from the Company's benefits plans or reimbursement policies, if any.

                  (c) No interest shall accrue on or be paid with respect to any portion of any payments hereunder.

                  8. ASSIGNMENT. (a) Neither this Employment Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries, or legal representatives without the Company's prior written consent, PROVIDED, HOWEVER, that nothing in this Section 8 (a) shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity.

                  (b) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  9. COMPETITION, ETC. During the Employee's employment by the Company and during the one (1) year period following the termination of the Employee's employment hereunder for any reason whatsoever:

                  (a) the employee will not make any statement or perform any act intended to advance an interest of any competitor of the Company or any of its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliated in its relationship and dealings with customers or clients, or solicit or encourage any other the Employee of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates or inconsistent with the interest of the Company or any of its Affiliate's interests or in violation of any provision of this Agreement;

                  (b) the Employee will not discuss with any customers or clients of the Company or any of its Affiliates the present or future availability of services or products of a competitive business, if the Employee has or expects to acquire a proprietary interest in such competitive business or is or expects to be an the Employee, officer or director of such business, where such services or products are (i) competitive with services or products which the Company or any of its Affiliates provides and (ii) available in any geographic area where the Company or any of its Affiliates presently carry on business or where any business shall be hereafter, during the period of the Employee's employment by the Company, carried on by the Company or any of its Affiliates, if such business is then being carried on by the Company or any of its Affiliates;

                  (c) The Employee will not directly or indirectly (as a director, officer, the Employee, manager, consultant, independent contractor, advisor or otherwise) engage in


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         competition with, or own or acquire any interest in, perform any services for, participate in or be connected with any business or organization which engages in competition with the Company or any of its Affiliates in any geographic area where any business is carried on presently by the Company or any of its Affiliates or where any business shall be hereafter, during the period of the Employee's employment by the Company, carried on by the Company or any of its Affiliates, if such business is then being carried on by the Company or any of its Affiliates in such geographic area, PROVIDED, HOWEVER, that the provisions of this Section 9 (c) shall not be deemed to prohibit the Employee's ownership of not more than 1% of the total shares of all classes of stock outstanding of any publicly held company; and

                  (d) the Employee will not directly or indirectly solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any the Employee of the Company or any of its Affiliates, PROVIDED, HOWEVER, that the Employee shall be permitted to respond to requests for references received from prospective employers with respect to any the Employee of the Company or any of its Affiliates.

For the purposes of this Agreement, the term "Affiliate" or "Affiliates" shall mean any corporation or other entity (i) which owns the Company in whole or in plurality, or which controls the Company directly or indirectly, whether through common control or otherwise, (ii) which is owned by the Company in whole or in majority, or which is controlled, directly or indirectly, by the Company or
(iii) which is under the common control, directly or indirectly, of the Company and any person or entity.

For purposes of this Section 9, the Company and its Affiliates shall be deemed to be conducting business in any geographic area in which the Company or any of its Affiliates operates as a corporation principally engaged in the business of providing on-line customer support.

                  10. RIGHTS AND REMEDIES FOR BREACHES OF SECTION 6 AND SECTION
9. The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of Section 6 or Section 9 would be inadequate and, therefore, agrees that the Company and any of its affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; PROVIDED, HOWEVER, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  11. BINDING EFFECT. Without limiting or diminishing the effect of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and the Employee's respective heirs, legal representatives and assigns and the Company's successors, legal representatives and assigns.

                  12. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class


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certified or registered mail, postage prepaid, if to the Company, at the
Company's principal place of business, and if to the Employee, at this home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

                  13. LAW GOVERNING. This Agreement shall be governed by an construed in accordance with the laws of the State of New York.

                  14. SEVERABILITY. The Employee agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of
Section 6 or Section 9 hereof is void or constitutes an unresonable restriction against the Employee, the provisions of such Section 6 or Section 9 shall not be rendered void but shall apply with respect to such extent as such court may judicially determined constitutes a reasonable restriction under the circumstances. If any party of this Agreement other than Section 6 or Section 9 is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

                  15. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, not shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  16. ENTIRE AGREEMENT: MODIFICATION. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and, subject to Section 6 above, supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

                  17. COUNTERPARTS. This Agreement my be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18. TITLES AND HEADINGS. Titles and heading to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Employment Agreement.

                  19. CO-EMPLOYMENT. The parties acknowledge and agree that the Employee may be employed by the Company through a co-employment arrangement with Ambrose Employer Group, LLC or another professional employer organization. It is the intent of the parties hereto that the terms of this Agreement are enforceable notwithstanding any such professional employer arrangement.


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                  IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Employment Agreement as of the day and year first above written.



                                  SYBARITE INTERACTIVE INC.

                             By:  /s/ ROBERT LOCASCIO
                                  ----------------------------------------------
                                  Name and Title: Robert LoCascio, President

                             Employee:

                                  /s/ ROBERT LOCASCIO
                                  ----------------------------------------------
                                  Robert LoCascio